UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 30, 2008

THE ESTÉE LAUDER COMPANIES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14064	11-2408943
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

767 Fifth Avenue, New York, New York	10153
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 572-4200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On October 30, 2008, The Estée Lauder Companies Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc. and Banc of America Securities LLC, as representatives of the several underwriters identified on Schedule II thereto (collectively, the “Underwriters”), to sell $300 million aggregate principal amount of the Company’s 7.750% Senior Notes due 2013 (the “Notes”) under the Company’s automatic shelf registration statement on Form S-3 (No. 333-154801) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on October 29, 2008.

The Underwriting Agreement contains customary representations, warranties, conditions to closing, indemnification and obligations of the parties. The Company has also agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make in respect of those liabilities.

Certain of the Underwriters perform and have performed commercial and investment banking and advisory services for the Company from time to time for which they receive and have received customary fees and expenses. The Underwriters may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of their business for which they will receive fees and expenses.

Senior Notes due 2013

On November 4, 2008, the Notes were issued under the Indenture, dated as of November 5, 1999, between the Company and U.S. Bank Trust National Association, as successor in interest to State Street Bank and Trust Company, as trustee.

The Notes mature on November 1, 2013. Interest on the Notes is payable on May 1 and November 1 of each year, beginning on May 1, 2009. The Company may, at its option, redeem some or all of the Notes at any time by paying a make-whole premium, plus accrued and unpaid interest, if any, to the date of redemption. The Notes are senior unsecured obligations of the Company and rank equally with all of its other senior unsecured indebtedness.

The Notes are subject to certain customary covenants, including limitations on the Company’s ability to merge, consolidate or sell assets; limitations on the ability of the Company and certain of its subsidiaries to secure indebtedness with liens; and limitations on sale and leaseback transactions by the Company and certain of its subsidiaries. In addition, upon the occurrence of a Change of Control Repurchase Event (as described in the officers’ certificate setting forth the terms of the Notes (the “Officers’ Certificate”), the Company will be required to make an offer to repurchase the Notes at 101% of the aggregate principal amount.

A copy of the Officers’ Certificate for the Notes and the form of Global Note are attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated into this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 under the caption “Senior Notes due 2013” and is incorporated herein by reference.

Item 8.01 Other Events.

On October 30, 2008, the Company announced the offering and pricing of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
1.1

Underwriting Agreement, dated October 30, 2008, among The Estée Lauder Companies Inc. and J.P. Morgan Securities Inc. and Banc of America Securities LLC, as representatives of the several underwriters named therein.

4.1	Officers’ Certificate, dated November 4, 2008, defining certain terms of the 7.750% Senior Notes due 2013.
4.2	Form of Global Note for the 7.750% Senior Notes due 2013.
5.1	Opinion of Weil, Gotshal & Manges LLP.
99.1	Press Release issued by the Company, dated October 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ESTÉE LAUDER COMPANIES INC.

Date: November 4, 2008	By:	/s/ Spencer G. Smul
Spencer G. Smul
Senior Vice President, Deputy General Counsel and Secretary

Exhibit No.	Description
1.1

Underwriting Agreement, dated October 30, 2008, among The Estée Lauder Companies Inc. and J.P. Morgan Securities Inc. and Banc of America Securities LLC, as representatives of the several underwriters named therein.

4.1	Officers’ Certificate, dated November 4, 2008, defining certain terms of the 7.750% Senior Notes due 2013.
4.2	Form of Global Note for the 7.750% Senior Notes due 2013.
5.1	Opinion of Weil, Gotshal & Manges LLP.
99.1	Press Release issued by the Company, dated October 30, 2008.